UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
March 30, 2007

STRUCTURED ASSET SECURITIES CORPORATION MORTGAGE LOAN TRUST 2007-WF1
(Issuing Entity)

STRUCTURED ASSET SECURITIES CORPORATION
(Exact Name of Depositor as Specified in its Charter)

LEHMAN BROTHERS HOLDINGS INC.
(Exact Name of Sponsor as Specified in its Charter)

STRUCTURED ASSET SECURITIES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133985	74-2440850
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 Seventh Avenue, 13th Floor New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 526-7000

              745 Seventh Avenue, 4th Floor, New York, New York
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

This Form 8-K/A amends the Form 8-K of the Registrant dated March 30, 2007, and filed on April 16, 2007 and accepted on April 16, 2007 (the “Original Form 8-K”) for the purpose of filing an amended Execution copy of the Trust Agreement filed as Exhibit 4.1 to the Original Form 8-K and an amended Execution copy of the Reconstituted Servicing Agreement filed as Exhibit 99.2 to the Original Form 8-K.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

4.1
Trust Agreement dated as of March 1, 2007, among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, Clayton Fixed Income Services Inc., as Credit Risk Manager, Wells Fargo Bank, N.A., as Securities Administrator and U.S. Bank National Association, as Trustee.

99.2
Reconstituted Servicing Agreement dated as of March 1, 2007, between Lehman Brothers Holdings Inc., as Seller, and Wells Fargo Bank, N.A., as Servicer, and acknowledged by Aurora Loan Services LLC, as Master Servicer, and U.S. Bank National Association, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRUCTURED ASSET SECURITIES
CORPORATION

By: /s/ Ellen V. Kiernan
Name: Ellen V. Kiernan
Title: Senior Vice President

Dated: April 26, 2007

EXHIBIT INDEX

Exhibit No.	Description

4.1
Trust Agreement dated as of March 1, 2007, among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, Clayton Fixed Income Services Inc., as Credit Risk Manager, Wells Fargo Bank, N.A., as Securities Administrator and U.S. Bank National Association, as Trustee.

99.2
Reconstituted Servicing Agreement dated as of March 1, 2007, between Lehman Brothers Holdings Inc., as Seller, and Wells Fargo Bank, N.A., as Servicer, and acknowledged by Aurora Loan Services LLC, as Master Servicer, and U.S. Bank National Association, as Trustee.